                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and in the related prospectus of Coeur d'Alene Mines Corporation for the registration of $143,750,000 principal amount of 7 1/4% Convertible Subordinated Debentures due 2005 and to the incorporation by reference therein of our report dated February 5, 1997 with respect to the consolidated financial statements of Coeur d'Alene Mines Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Seattle, Washington
November 19, 1997

                               ATTORNEYS' CONSENT

     The consent of Freedman, Levy, Kroll & Simonds to the use of Exhibit 5 hereto, and to the reference to their name under the heading "Legal Matters" in the Prospectus constituting a part of this Registration Statement, is included in that Exhibit.